UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2020

Dominion Energy, Inc.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia		23219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	D	New York Stock Exchange
2016 Series A 5.25% Enhanced Junior Subordinated Notes	DRUA	New York Stock Exchange
2019 Series A Corporate Units	DCUE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 30, 2020, the Board of Directors (the “Board”) of Dominion Energy, Inc. (“Dominion Energy” or the “Company”), elected Mr. Thomas F. Farrell, II as Executive Chairman, and Mr. Robert M. Blue as President and Chief Executive Officer, effective October 1, 2020.  Mr. Farrell currently serves as Chairman, President and Chief Executive Officer of the Company.  Mr. Blue currently serves as Executive Vice President and Co-Chief Operating Officer of the Company.

Mr. Blue, age 52, has served as Executive Vice President and Co-Chief Operating Officer of the Company since December 2019.  Prior to that, Mr. Blue served as Executive Vice President and President & Chief Executive Officer—Power Delivery Group from May 2017 to November 2019; Senior Vice President and President & Chief Executive Officer—Dominion Virginia Power from January 2017 to May 2017; Senior Vice President—Law, Regulation & Policy from February 2016 to December 2016; and Senior Vice President—Regulation, Law, Energy Solutions and Policy from May 2015 to January 2016.

Effective October 1, 2020, Mr. Blue’s annual base salary will be $1,225,000 with an annual incentive plan target of 120% of base salary. In recognition of his time served as President and Chief Executive Officer for a portion of 2020, Mr. Blue will receive a true-up award under the Company’s 2020 Long-Term Incentive Program (“2020 LTIP”) in the target amount of $1,875,000. The award will consist of $937,500 issued as restricted stock (cliff vesting on February 1, 2023, subject to Mr. Blue’s continued service) pursuant to the Company’s 2014 Incentive Compensation Plan and $937,500 issued as the target amount of a performance award, subject to achievement of the performance goals and other terms and conditions of the 2020 LTIP as previously disclosed on the Company’s Form 8-K filed on January 29, 2020.

Effective October 1, 2020, Mr. Farrell’s annual base salary will be $1,200,000 with an annual incentive plan target of 150% of base salary, which will be prorated for 2020 for the time served as Executive Chairman. Mr. Farrell’s annual incentive plan target will change to 100% of base salary starting in 2021.

Mr. Farrell will remain an employee of the Company and continue to serve as the Chairman of the Board. He will not receive any additional compensation for his service on the Board. Messrs. Blue and Farrell will also continue to participate in the benefit plans and arrangements generally available to the Company’s other executive officers.

The Company also announced that Ms. Diane Leopold, who was elected Executive Vice President and Co-Chief Operating Officer with Mr. Blue in December 2019, will become Executive Vice President and Chief Operating Officer, effective October 1, 2020.  Effective October 1, 2020 Ms. Leopold’s base salary will be $850,000. She was granted a special restricted stock retention award in the amount of $3,000,000, to be issued October 1, 2020. The award (which will be granted pursuant to the Company’s 2014 Incentive Compensation Plan) will vest ratably over three years, subject to Ms.  Leopold’s continued employment.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 30, 2020, in connection with the matters described in Item 5.02 of this Current Report on Form 8-K, the Board approved amendments to the Company’s Bylaws regarding the roles of Chairman of the Board, Executive Chairman and Chief Executive Officer, along with various conforming changes. The foregoing description is qualified in its entirety by reference to the full text of the Bylaws, as amended and restated, which is filed herewith as Exhibit 3.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibits
3.1	Bylaws, amended and restated, effective July 30, 2020*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY, INC.
Registrant

By:	/s/ Carter M. Reid
Carter M. Reid
Executive Vice President, Chief of Staff and Corporate Secretary and President – Dominion Energy Services

Date:  July 31, 2020